AMENDED AND RESTATED
BYLAWS
OF
MICROMET, INC.

(adopted as of June 22, 2011)

AMENDED AND RESTATED
BYLAWS
OF
MICROMET, INC.
(adopted as of June 22, 2011)

AMENDED AND RESTATED
BYLAWS
OF
MICROMET, INC.

ARTICLE I
OFFICES

Section 1. REGISTERED OFFICES. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on a particular question shall decide such question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 5. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him or her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board as provided in Article II, Section 8 hereof.

Section 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or a majority of the Board. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. NOTICE OF STOCKHOLDERS’ MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 8. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 9. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a)           Nominations of persons for election to the Board of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or (iii) by any stockholder of the corporation who was a stockholder of record at the time notice provided for in this Section 9 is given to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures in this Section 9.

(b)           At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting.

(i)           For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 9(a) of this Article, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 9(b)(iii) of this Article and must update and supplement such written notice on a timely basis as set forth in Section 9(c) of this Article. Such stockholder’s notice shall set forth:  (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) with respect to each nominee for election or re-election to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 9(d) of this Article, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 9(b)(iv) of this Article. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii)           Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14(a)-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 9(a) of this Article, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 9(b)(iii) of this Article, and must update and supplement such written notice on a timely basis as set forth in Section 9(c) of this Article.  Such stockholder’s notice shall set forth:  (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 9(b)(iv) of this Article.

(iii)           To be timely, the written notice required by Section 9(b)(i) or 9(b)(ii) of this Article must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 9(b)(iii), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(iv)           The written notice required by Section 9(b)(i) or 9(b)(ii) of this Article shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 9(b)(i) of this Article) or to propose the business that is specified in the notice (with respect to a notice under Section 9(b)(ii) of this Article); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 9(b)(i) of this Article) or to carry such proposal (with respect to a notice under Section 9(b)(ii) of this Article); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12)-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of this Section 9, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w)           the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,

(x)           which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,

(y)           the effect or intent of which is to mitigate loss, manage risk or benefit of security value or  price changes, or

(z)           which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c)           A stockholder providing written notice required by Section 9(b)(i) or (ii) of this Article shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting.  In the case of an update and supplement pursuant to clause (i) of this Section 9(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting.  In the case of an update and supplement pursuant to clause (ii) of this Section 9(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(d)           To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 9(a) of this Article, such proposed nominee or a person on such proposed nominee’s behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 9(b)(iii) of this Article) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(e)           A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 9(a) of this Article, or in accordance with clause (iii) of Section 9(a) of this Article.  Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 9(b)(iv)(D) and 9(b)(iv)(E) of this Article, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f)           Notwithstanding the foregoing provisions of this Section 9, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 9(a)(iii) of this Article.

(g)           For purposes of this Section 9,

(i)           “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and

(ii)           “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

Section 10. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 11. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may not be taken without a meeting.

ARTICLE III
DIRECTORS

Section 1. THE NUMBER OF DIRECTORS. The authorized number of directors of the Corporation shall be fixed by the Board from time to time. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, for cause, from the Board at any meeting of stockholders by not less than 66 2/3% of the outstanding stock of the Corporation.

Section 2. VACANCIES. Except as may be otherwise provided in the Certificate of Incorporation for one or more directors elected by one or more classes or series of preferred stock voting as a separate class, vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. POWERS. The property and business of the corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4. PLACE OF DIRECTORS’ MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section 5. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or the President on forty-eight hours’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 7. QUORUM. At all meetings of the Board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10. COMMITTEES OF DIRECTORS. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 11. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
OFFICERS

Section 1. OFFICERS. The officers of this corporation shall be chosen by the Board and shall include a President, a Secretary, and a Chief Financial Officer or Treasurer. The corporation may also have at the discretion of the Board such other officers as are desired, including one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2. ELECTION OF OFFICERS. The Board, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

Section 3. SUBORDINATE OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board.

Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.

Section 6. POWERS AND DUTIES OF OFFICERS. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V
INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1. CERTIFICATES. Shares of the capital stock of the Corporation may be certificated or uncertificated.  Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock of the corporation represented by certificate, if any, shall be entitled to have such certificate signed by, or in the name of the corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 3. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation may issue to represent such class or series of stock, if such shares are certificated, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of any such certificate which the corporation may issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4. LOST CERTIFICATES. In the case of certificated shares, the Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6. TRANSFERS OF STOCK. In the case of stock represented by certificate, upon surrender to the corporation, or the transfer agent of the corporation, of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save an expressly provided by the laws of the State of Delaware.

ARTICLE VII
GENERAL PROVISIONS

Section 1. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board may from time to time designate.

Section 2. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

Section 3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, and shall be in such form as may be approved from time to time by the Board.

Section 4. MANNER OF GIVING NOTICE. Whenever, under the law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by electronic mail, other forms of electronic transmission, or other means of communication permitted by law.

Section 5. WAIVER OF NOTICE. Whenever any notice is required to be given under the law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VIII
AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board in accordance with the terms of the Certificate of Incorporation. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.